EXHIBIT 21

               Subsidiaries Of The Registrant


                                           Percentage
                               Jurisdiction of
Voting
                               Incorporation  Held
Securities
Ameristone, Incorporated       Delaware       100
Burwharf Corporation           Delaware       100
Mideast Construction Services, Inc.        Delaware
100
Turner Investment Corporation  Delaware       100
Universal Construction Company, Inc.       Delaware
100
Trans-Con of Delaware Inc.     Delaware       100
TDC of Texas, Inc.             Delaware       100
Turner Construction Company    New York       100
  Turner Construction Company of
  Texas                        Texas          100
  The Lathrop Company, Inc.    Delaware       100
     Service Products
       Buildings, Inc.         Ohio           100
     Auburndale Company, Inc.  Ohio           100
  Turner Caribe, Inc.          Delaware       100
  Caribe Investment Corporation            Delaware
100
  Offshore Services, Inc.      Delaware       100
  Turner International (U.S.V.I.), Inc.    Delaware
100
Turner Development Corporation Delaware       100
  TDC Corp. of Florida         Delaware       100
Turner International Industries, Inc.      Delaware
100
  Turner (East Asia) Pte. Limited          Singapore
100
  Turner International (UK) Limited        England
100
  Turner International Limited Bermuda        100
  Turner International (Pakistan), Inc.    Delaware
100
Rickenbacker Holdings, Inc.    Delaware       100
Rickenbacker Development Corporation       Delaware
100

   Other subsidiaries of the company are omitted  since
such  subsidiaries, considered in the  aggregate  as  a
single  subsidiary, would not constitute a  significant
subsidiary.   All  of  the foregoing  subsidiaries  are
consolidated in the financial statements.